EXHIBIT 10.1

FIRST AMENDMENT TO STOCK OPTIONAGREEMENT
FOR NON-EMPLOYEE DIRECTORS

        This First Amendment to the Stock Option Agreement for Non-Employee Directors (this “Amendment”) is made as of September 4, 2003, by and between Saxon Capital, Inc., a Delaware corporation (the “Company”) and [Independent Director] (the “Optionee”).

        WHEREAS, the Company and the Optionee are parties to a Stock Option Agreement for Non-Employee Directors dated as of [__________] (the “Stock Option Agreement”) and desire to amend the same as set forth herein.

        NOW THEREOF, in consideration of the above premises and the mutual covenants contained herein, the parties hereto agree as follows:

        Definitions.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Stock Option Agreement.

        Amendment.

Section 2 of the Stock Option Agreement shall be amended and restated as follows:

SECTION 2. VESTING; RIGHT TO EXERCISE.

Subject to the conditions set forth in this Agreement, the Shares under this Option vest and may be exercised as follows: 25% of the Shares under the Option may be exercised on the first anniversary of the Date of Grant, 25% of the Shares under the Option may be exercised on the second anniversary of the Date of Grant, 25% of the Shares under the Option may be exercised on the third anniversary of the Date of Grant, and 25% of the Shares under the Option may be exercised on the fourth anniversary of the Date of Grant; PROVIDED, HOWEVER, that all of the Shares under the Option shall vest immediately upon a Change in Control or Material Corporate Change (as defined in Section 11(m)) and the manner in which the parties intend to account for the Change in Control or Material Corporate Change, as the case may be, transaction shall have no effect on the acceleration of such vesting.

A new Section 11(m) shall be added and read as follows:

“MATERIAL CORPORATE CHANGE” shall mean the date the shareholders of the Company approve any material modification to the Company’s business purpose, capital requirements, capital structure or tax structure as evidenced by its election(s) filed with the Internal Revenue Service.”

        Miscellaneous.

This Amendment has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Optionee and is a legal and binding obligation of the Company and of the Optionee, enforceable in accordance with its terms.

This Amendment shall be construed in accordance with the laws of the State of Delaware, without reference to Delaware’s choice of law statutes or decisions.

Except as specifically amended hereby, the Stock Option Agreement shall remain in full force and effect. In the event the terms of the Stock Option Agreement conflict with this Amendment, the terms of this Amendment shall control.

Except as otherwise provided herein, this Amendment contains the entire understanding between the parties, and there are no other agreements or understandings between the parties with respect to the subject matter hereof. No alteration or modification hereof shall be valid except by a subsequent written instrument executed by the parties hereto.

This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute only one agreement. Any facsimile of this instrument shall be considered an original document.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first written above.

SAXON CAPITAL, INC. By: /s/ Michael L. Sawyer —————————————— Its: Chief Executive Officer

—————————————— [Optionee]